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                                                                    EXHIBIT 10.2

                           THE SPORTSMAN'S GUIDE, INC.
                            2004 STOCK INCENTIVE PLAN

SECTION 1. PURPOSE

      The purpose of the Plan is to promote the interests of the Company and its shareholders by (i) attracting and retaining individuals eligible to participate in the Plan; (ii) motivating such individuals by providing incentive compensation; and (iii) aligning the interests of such individuals with the interests of the Company's shareholders.

SECTION 2. DEFINITIONS

      The following terms, as used in the Plan, shall have the meaning specified below. Other capitalized terms shall have the meaning specified in the Plan.

      a.    "AWARD" means an award granted pursuant to Section 4.

      b. "AWARD AGREEMENT" means a document described in Section 6 setting forth the terms and conditions applicable to the Award granted to the Participant.

      c. "BOARD OF DIRECTORS" means the Board of Directors of the Company, as it may be comprised from time to time.

      d.    "CHANGE OF CONTROL" means Change of Control as defined in Section
            10.

      e. "CODE" means the Internal Revenue Code of 1986, and any successor statute, as it or they may be amended from time to time.

      f. "COMMITTEE" means the Compensation Committee of the Board of Directors or such other committee as may be designated by the Board of Directors.

      g. "COMPANY" means The Sportsman's Guide, Inc., and any successor thereto.

      h. "COVERED EMPLOYEE" means a covered employee within the meaning of Code section 162(m)(3).

      i. "DIVIDEND EQUIVALENT" means an amount equal to the amount of cash dividends payable with respect to a Share after the date an Award is granted.

      j. "EMPLOYEE" means an employee of the Company or a Subsidiary. The term includes consultants of the Company or a Subsidiary, but excludes members of the Board of Directors who are not also employees of the Company or a Subsidiary. The term also includes any person who, in connection with the hiring of such person, has been granted an Award prior to the date such person first performs services for the Company or a Subsidiary, provided that no Award

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            granted to such a person shall become vested prior to the date that such person first performs such services.

      k. "EXCHANGE ACT" means the Securities Exchange Act of 1934, and any successor statute, as it may be amended from time to time.

      l. "FAIR MARKET VALUE" means (i) the average of the highest and lowest sale prices of the Shares as reported on the Nasdaq reporting system on the relevant date (or if the Shares are not then so traded, the average of the highest and lowest sale prices of the Shares on the stock exchange or over-the-counter market on which the Shares are principally trading on such date), or if no sale of the Shares is reported for such date, the next preceding day for which there is a reported sale or (ii) if there is no public market for the Shares on such date, fair market value as determined by the Committee.

      m. "INCENTIVE STOCK OPTION" means an Option (or option granted pursuant to any other plan of the Company or a Subsidiary) intended to comply with Code section 422.

      n. "INSIDER" means any person who is subject to Section 16 of the Exchange Act, and any successor statutory provision, as it may be amended from time to time.

      o. "NON-QUALIFIED STOCK OPTION" means an Option not intended to comply with Code section 422.

      p.    "OPTION" means an option granted pursuant to Section 4(a).

      q.    "PARTICIPANT" means any Employee who has been granted an Award.

      r. "PERFORMANCE GOAL" means the level of performance, whether absolute or relative to a peer group or index, established by the Committee as the performance goal with respect to a Performance Measure. Performance Goals may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

      s. "PERFORMANCE FORMULA" means, for a Performance Period, one or more objective formulas or standards established by the Committee for purposes of determining whether or the extent to which an Award has been earned based on the level of performance attained with respect to one or more Performance Goals. Performance Formulas may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

      t. "PERFORMANCE MEASURE" means one or more of the following selected by the Committee to measure Company and/or Subsidiary performance for a

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            Performance Period: basic or diluted earnings per share; revenue;
            operating income; net income (either before or after taxes); net income before interest and taxes; net income before interest, taxes, depreciation and amortization; return on capital; return on equity; net cash provided by operations; stock price and total shareholder return. Each such measure shall be determined in accordance with generally accepted accounting principles as consistently applied by the Company and, if so determined by the Committee and to the extent permitted under Code section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Performance Measures may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

      u. "PERFORMANCE PERIOD" means one or more periods of time (of not less than one fiscal year of the Company), as the Committee may designate, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's rights in respect of an Award.

      v. "SHARES" means shares of Common Stock of the Company or any security of the Company issued in substitution, exchange or lieu thereof.

      w. "SUBSIDIARY" means (i) any corporation or other entity in which the Company, directly or indirectly, controls 50% or more of the total combined voting power of such corporation or other entity and (ii) any other corporation or other entity in which the Company has a significant equity interest, in either case as determined by the Committee.

      x. "TEN-PERCENT SHAREHOLDER" means any person who owns, directly or indirectly, on the relevant date, securities having 10% or more of the combined voting power of all classes of the Company's securities or of its parent or subsidiaries. For purposes of applying the foregoing 10% limitation, the rules of Code section 424(d) shall apply.

SECTION 3. ELIGIBILITY

      The Committee may grant one or more Awards to any Employee designated by it to receive an Award.

SECTION 4. AWARDS

      The Committee may grant any one or more of the following types of Awards, either singly, in tandem or in combination with other types of Awards:

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      a.    OPTIONS. An Option is an option to purchase a specific number of
            Shares exercisable at such time or times and subject to such terms and conditions as the Committee may determine subject to the Plan, provided that the term of an Option shall not exceed ten years.

            (i) The exercise price of an Option shall not be less than 100% of the Fair Market Value of the Shares on the date such Option is granted.

            (ii) The exercise price of an Option shall be paid in cash or check (subject to collection); provided that, at the discretion of the Committee, the exercise price may also be paid by the tender, by either actual delivery or attestation, of Shares acceptable to the Committee and valued at their Fair Market Value on the date of exercise; through a combination of Shares and cash; or through such other means as the Committee may determine. Without limiting the foregoing, to the extent permitted by applicable law:

                  A. The Committee may, on such terms and conditions as it may determine, permit a Participant to elect to pay the exercise price by authorizing a third party, pursuant to a brokerage or similar arrangement, approved in advance by the Committee, to simultaneously sell all (or a sufficient portion) of the Shares acquired upon exercise of such Option and to remit to the Company a sufficient portion of the proceeds from such sale to pay the entire exercise price of such Option and any required tax withholding resulting therefrom.

            (iii) No fractional Shares will be issued or accepted. The Committee may impose such other conditions, restrictions and contingencies with respect to Shares delivered pursuant to the exercise of an Option as it deems desirable.

            (iv) Incentive Stock Options shall be subject to the following additional provisions:

                  A. The aggregate Fair Market Value (determined on the date that the Option is granted) of the Shares subject to Incentive Stock Options which are exercisable by one person for the first time during a particular calendar year shall not exceed $100,000.

                  B. No Incentive Stock Option may be granted under this Plan on or after the tenth anniversary of the earlier of:

                        (1)   the date this Plan is adopted, or

                        (2)   the date this Plan is approved by shareholders.

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                  C.    No Incentive Stock Option may be exercisable more than:

                        (1) in the case of an Employee who is not a Ten-percent Shareholder on the date that the Option is granted, ten years after the date the Option is granted, and

                        (2) in the case of an Employee who is a Ten-percent Shareholder on the date the Option is granted, five years after the date the Option is granted.

                  D. In the case of an Employee who is a Ten-percent Shareholder on the date that the Option is granted, the exercise price of any Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Shares subject to the Option on such date.

                  E. No Incentive Stock Option may be granted to a person who is not an employee of the Company or a Subsidiary on the date that the Option is granted.

      b. RESTRICTED STOCK. Restricted Stock is Shares that are issued to a Participant subject to restrictions on transfer and such other restrictions on incidents of ownership as the Committee may determine, including but not limited to the achievement of specific goals with respect to Company, Subsidiary or individual performance over a specified period of time. Subject to such restrictions, the Participant as owner of such Restricted Stock shall have the rights of the holder thereof, except that the Committee may provide at the time of the Award that any dividends or other distributions paid with respect to such Restricted Stock while subject to such restrictions shall be accumulated or reinvested in Shares and held subject to the same restrictions as the Restricted Stock and such other terms and conditions as the Committee shall determine. A certificate for the Restricted Stock, which certificate shall be registered in the name of the Participant, shall bear an appropriate restrictive legend and shall be subject to appropriate stop-transfer orders; provided, however, that the certificates representing Restricted Stock shall be held in custody by the Company until the restrictions relating thereto otherwise lapse, and the Participant shall deliver to the Company a stock power endorsed in blank relating to the Restricted Stock.

      c. STOCK EQUIVALENT UNITS. A Stock Equivalent Unit is an Award based on the Fair Market Value of one Share. All or part of any Stock Equivalent Units Award may be subject to conditions and restrictions established by the Committee, including but not limited to the achievement of specific goals with respect to Company, Subsidiary or individual performance over a specified period of time. Dividend Equivalents may be granted with respect to all or part of a Stock Equivalent Unit Award. Alternatively, the Committee may also provide for automatic awards of additional Stock Equivalent Units on each date that cash dividends are paid on the Shares in an amount equal to (i) the product of the dividend per Share times the total number of Stock Equivalent Units held by the Participant as of the record date for such cash

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            dividend divided by (ii) the Fair Market Value of a Share on the dividend payment date. Stock Equivalent Units may be settled in Shares or cash or both.

      d. PERFORMANCE UNITS. A Performance Unit is an Award denominated in cash, the amount of which may be based on the achievement of specific goals with respect to Company, Subsidiary or individual performance over a specified period of time. The maximum amount of such compensation that may be paid to any one Participant with respect to any one Performance Period shall be $1,000,000. Performance Units may be settled in Shares or cash or both.

      e.    PERFORMANCE COMPENSATION AWARDS.

            (i) The Committee may, at the time of grant of an Award (other than an Option), designate such Award as a Performance Compensation Award in order that such Award constitute qualified performance-based compensation under Code section 162(m). With respect to each such Performance Compensation Award, the Committee shall (on or before the 90th day of the applicable Performance Period), establish, in writing, a Performance Period, Performance Measure(s), Performance Goal(s) and Performance Formula(s). Once established for a Performance Period, such items shall not be amended or otherwise modified to the extent such amendment or modification would cause the compensation payable pursuant to the Award to fail to constitute qualified performance-based compensation under Code section 162(m).

            (ii) A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that the Performance Goal(s) for such Award are achieved and the Performance Formula as applied against such Performance Goals(s) determines that all or some portion of such Participant's Award has been earned for the Performance Period. As soon as practicable after the close of each Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals(s) for the Performance Period have been achieved and, if so, determine and certify in writing the amount of the Performance Compensation Award earned by the Participant for such Performance Period based upon such Participant's Performance Formula. The Committee shall then determine the actual amount of the Performance Compensation Award to be paid to the Participant and, in so doing, may use negative discretion to decrease, but not increase, the amount of the Award otherwise payable to the Participant based upon such performance. The maximum Performance Compensation Award for any one Participant for any one Performance Period shall be determined in accordance with Sections 4(d) and 5(b), as applicable.

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      f.    DEFERRALS. The Committee may require or permit Participants to defer the issuance or vesting of Shares or the settlement of Awards under such rules and procedures as it may be established under the Plan. The Committee may also provide that deferred settlements include the payment of, or crediting of interest on, the deferral amounts or the payment or crediting of Dividend Equivalents on deferred settlements denominated in Shares.

SECTION 5. SHARES AVAILABLE UNDER PLAN

      a. Subject to the adjustment provisions of Section 9, the number of Shares with respect to which Awards may be granted (or, in the cases of Awards that may be settled in cash or Shares, settled) under the Plan shall not exceed 600,000 Shares; provided that Shares with respect to the unexercised or undistributed portion of any terminated or forfeited Award and Shares tendered or withheld to pay the exercise price of an Option and/or any required tax withholding with respect to an Award shall be available for further Awards. Additional rules for determining the number of Shares granted under the Plan may be adopted by the Committee, as it deems necessary and appropriate.

      b. Subject to the adjustment provisions of Section 9, the maximum number of Shares with respect to which Awards may be granted to any single Participant in the form of Options, Restricted Stock or Stock Equivalent Units shall not exceed the total number of Shares available under this Plan.

      c. The Shares that may be issued pursuant to an Award under the Plan may be authorized but unissued Shares, or Shares may be acquired, subsequently or in anticipation of the transaction, in the open market to satisfy the requirements of the Plan.

SECTION 6. AWARD AGREEMENTS

      Each Award under the Plan shall be evidenced by an Award Agreement. Each Award Agreement shall set forth the terms and conditions applicable to the Award, as determined by the Committee subject to the Plan, including but not limited to provisions describing the treatment of an Award in the event of the termination of a Participant's status as an Employee.

SECTION 7. AMENDMENT AND TERMINATION

      The Board of Directors may at any time amend, suspend or terminate the Plan, in whole or in part, and the Committee may, subject to the Plan, at any time alter or amend any or all Award Agreements to the extent permitted by applicable law; provided that no such action shall impair the rights of any holder of an Award without the holder's consent. Notwithstanding the foregoing, neither the Board of Directors nor the Committee shall (except pursuant to Section 9) amend the Plan or any Award Agreement without the approval of the shareholders of the Company to (i) increase the number of Shares available for Awards as set forth in Section 5 or (ii) decrease the exercise price of any Option.

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SECTION 8. ADMINISTRATION

      a. The Plan and all Awards shall be administered by the Committee. In the absence of the Committee, or to the extent determined by the Board of Directors, any action that could be taken by the Committee may be taken by the Board of Directors, provided that any such action may be taken with respect to Covered Employees only by those members of the Board of Directors who are considered "outside directors" within the meaning of Treasury Reg.
            Section 1.162-27(e)(3). A majority of the members of the Committee shall constitute a quorum. The vote of a majority of a quorum shall constitute action by the Committee.

      b. The Committee shall have full and complete authority, in its sole and absolute discretion, (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any related document, (iii) to prescribe, amend and rescind rules relating to the Plan, (iv) to make all determinations necessary or advisable in administering the Plan and (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan. The actions and determinations of the Committee on all matters relating to the Plan and any Awards will be final and conclusive. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among Participants who receive, or who are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

      c. The Committee and others to whom the Committee has allocated or delegated authority or duties shall keep a record of all their proceedings and actions and shall maintain all such books of account, records and other data as shall be necessary for the proper administration of the Plan.

      d. The Company shall pay all reasonable expenses of administering the Plan, including, but not limited to, the payment of professional fees.

      e. It is the intent of the Company that this Plan and Awards hereunder satisfy, and be interpreted in a manner that satisfy, (i) in the case of Participants who are or may be Insiders, the applicable requirements of Rule 16b-3 of the Exchange Act, so that such persons will be entitled to the benefits of Rule 16b-3, or other exemptive rules under Section 16, and will not be subjected to avoidable liability thereunder and (ii) in the case of Performance Compensation Awards, the applicable requirements of Code section 162(m). If any provision of this Plan or of any Award Agreement would otherwise frustrate or conflict with the intent expressed in this Section 8(e), that provision, to the extent possible, shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void as applicable to Insiders and/or Covered Employees, as applicable.

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      f.    The Committee may appoint such accountants, counsel and other experts as it deems necessary or desirable in connection with the administration of the Plan.

      g. Except to the extent prohibited by applicable law or otherwise, the Committee may from time to time allocate to one or more of its members and delegate to one or more Employees all or any portion of its authority and duties, provided that the Committee may not allocate or delegate any discretionary authority with respect to substantive decisions or functions regarding the Plan or Awards to the extent inconsistent with the intent expressed in Section 8(e).

SECTION 9. ADJUSTMENT PROVISIONS

      a. In the event of any change in the outstanding Shares by reason of a stock dividend or stock split, the number of Shares then remaining subject to this Plan, and the maximum number of Shares that may be issued to any single Participant pursuant to this Plan, including those that are then covered by outstanding Awards, shall (i) in the event of an increase in the number of outstanding Shares, be proportionately increased and the exercise price for each Share then covered by an outstanding Award shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding Shares, be proportionately reduced and the exercise price for each Share then covered by an outstanding Award shall be proportionately increased.

      b. In the event of any change in the outstanding Shares by reason of a recapitalization, merger or consolidation (whether or not the Company is the surviving corporation), reorganization, combination or exchange of shares or other similar corporate changes or an extraordinary dividend in cash or property, but not including the repurchase or issuance of Shares by the Company unrelated to any such corporate change or extraordinary dividend, the number and kind of shares subject to this Plan, the maximum number of shares that may be issued to any single Participant, the number and kind of shares subject to outstanding Awards and the exercise price thereof shall be adjusted by the Committee as it deems appropriate to prevent dilution or enlargement of the rights and benefits intended to be conveyed by an Award.

      c. The Committee shall make any further adjustments as it deems necessary to help ensure equitable treatment of any holder of an Award as the result of any transaction affecting the securities subject to the Plan not described in Section 9(a) or (b), or as is required or authorized under the terms of any applicable Award Agreement, provided the Committee shall not be permitted under this
            Section 9(c) to increase the number of Shares available for Awards in total or to each Participant as set forth in Section 5.

      d. The existence of the Plan and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Board of Directors or the shareholders of the Company to make or authorize any adjustment,

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            recapitalization, reorganization or other capital structure of its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference shares ahead of or affecting the Shares or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

SECTION 10. CHANGE OF CONTROL

      a. In the event of a Change of Control, in addition to any action required or authorized by the terms of an Award Agreement, the Committee may, in its sole discretion, take any of the following actions as a result, or in anticipation, of any such event to assure fair and equitable treatment of Participants:

            (i) accelerate time periods for purposes of vesting in, or realizing gain from, any outstanding Award made pursuant to this Plan;

            (ii) offer to purchase any outstanding Award made pursuant to this Plan from the holder for its equivalent cash value, as determined by the Committee, as of the date of the Change of Control; or

            (iii) make adjustments or modifications to outstanding Awards as the
                  Committee deems appropriate to maintain and protect the rights and interests of Participants following such Change of Control.

      b. A "Change of Control" means a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, provided that, without limitation, such a Change of Control shall include and be deemed to occur upon the following events:

            (i) Any person (as such term is defined in Sections 13(d) and 14(d)(2) of the Exchange Act) other than the Company, its Subsidiaries or any employee benefit plan of the Company or its Subsidiaries, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the then outstanding securities of the Company.

            (ii) The Incumbent Directors cease to constitute a majority of the Board of Directors. "Incumbent Directors" means the members of the Board of Directors at the effective date of the Plan and persons elected or nominated for election as their successors or pursuant to increases in the size of the Board by a vote of at least two-thirds of the Incumbent Directors and successors or additional members so elected or nominated.

            (iii) The shareholders of the Company approve a merger, combination, consolidation, recapitalization or other reorganization of the Company

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                  with one or more other entities that are not wholly-owned
                  Subsidiaries and, as a result of the transaction, less than 50% of the outstanding voting securities of the surviving or resulting corporation shall immediately after the event be beneficially owned in the aggregate by shareholders of the Company, determined as of the record date for determination of holders entitled to vote on the action or the day immediately prior to the event in the absence of a vote.

            (iv) The Shareholders of the Company approve a plan of liquidation and dissolution or sale or transfer of all or substantially all of the Company's assets to an entity that is not a wholly-owned Subsidiary.

SECTION 11. MISCELLANEOUS

      a. NONASSIGNABILITY. Except as otherwise provided in this Plan or by the Committee, no Award or benefit or right related thereto shall be assignable or transferable except by will or by the laws of descent and distribution.

      b. OTHER PAYMENTS OR AWARDS. Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company or a Subsidiary from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

      c. PAYMENTS TO OTHER PERSONS. To the extent permitted by law, none of the benefits payable under or relating to the Plan shall be subject to the claims or legal process of the creditors of a Participant or of his or her beneficiary, spouse, prior spouse, or other persons or entity. Any payment legally required to be made to any person other than the person to whom any amount is made available under the Plan shall be a complete discharge of the liability with respect thereto.

      d. UNFUNDED PLAN. The Plan shall be unfunded. No provision of the Plan or any Award Agreement shall require the Company or a Subsidiary, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company or a Subsidiary maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company or a Subsidiary, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under generally applicable law.

      e. LIMITS OF LIABILITY. Any liability of the Company or a Subsidiary to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement. Neither the Company or its Subsidiaries, nor any member of the Board of Directors or of the

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            Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.

      f. RIGHTS OF PARTICIPANTS. Status as an eligible Employee shall not be construed as a commitment that any Award shall be made under this Plan to such eligible Employee or to eligible Employees generally. Nothing contained in this Plan or in any Award Agreement shall confer upon any Employee or Participant any right to continue in the employ or other service of the Company or a Subsidiary or constitute any contract or limit in any way the right of the Company or a Subsidiary to change such person's compensation or other benefits or to terminate the employment or other service of such person with or without cause. Except as provided otherwise in an Award Agreement, an Employee's (i) transfer from the Company to a Subsidiary or affiliate of the Company, whether or not incorporated, or vice versa, or from one Subsidiary to another; (ii) change in status to or from employee or consultant; or (iii) leave of absence, duly authorized in writing by the Company or a Subsidiary, shall not be deemed a termination of such Employee's employment or other service.

      g. RIGHTS AS A SHAREHOLDER. A Participant shall have no rights as a shareholder with respect to any Shares covered by an Award until the date the Participant becomes the holder of record of such Shares. Except as provided in Section 9, no adjustment shall be made for dividends or other rights, unless the Award Agreement specifically requires such adjustment.

      h. WITHHOLDING. Applicable taxes, to the extent required by law, shall be withheld in respect of all Awards. A Participant may satisfy the withholding obligation by paying the amount of any taxes in cash, check (subject to collection) or Shares, or with the approval of the Committee, Shares may be deducted from the payment to satisfy the obligation in full or in part. The amount of the withholding and the number of Shares to be paid or deducted in satisfaction of the withholding requirement shall be determined by the Committee with reference to the Fair Market Value of the Shares when the withholding is required to be made.

      i. SECTION HEADINGS. The section headings contained herein are for the purpose of convenience only, and in the event of any conflict, the text of the Plan, rather than the section headings, shall control.

      j. CONSTRUCTION. In interpreting the Plan, the masculine gender shall include the feminine, the neuter gender shall include the masculine or feminine, and the singular shall include the plural unless the context clearly indicates otherwise.

      k. INVALIDITY. If any term or provision contained herein or in any Award Agreement shall to any extent be invalid or unenforceable, such term or provision will be

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

            reformed so that it is valid, and such invalidity or unenforceability shall not affect any other provision or part hereof or thereof.

      l. APPLICABLE LAW. The Plan, the Award Agreements and all actions taken hereunder or thereunder shall be governed by, and construed in accordance with, the laws of the State of Minnesota without regard to the conflict of law principles thereof.

      m. COMPLIANCE WITH LAWS. Notwithstanding anything contained herein or in any Award Agreement to the contrary, the Company shall not be required to sell or issue Shares hereunder or thereunder if the issuance would constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority or any national securities exchange; and as a condition of any sale or issuance, the Company may require such agreements or undertakings, if any, as the Company may deem necessary or advisable to assure compliance with any such law or regulation.

      n. EFFECTIVE DATE AND TERM. The Plan was adopted by the Board of Directors effective as of March 10, 2004, subject to approval by the Company's shareholders. The Committee may grant Awards prior to shareholder approval, provided, however, that Awards granted prior to such shareholder approval are automatically cancelled if shareholder approval is not obtained at or prior to the period ending 12 months after the date the Plan is effective and provided further that no Award may be exercisable prior to the date shareholder approval is obtained. The Plan shall remain in effect until all Awards under the Plan have been exercised or terminated under the terms of the Plan and applicable Award Agreements, provided that Incentive Stock Options under the Plan may only be granted within ten years from the effective date of the Plan.

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